Exhibit 10.6

LIBERTY PROPERTY HOLDINGS, INC.

12300 LIBERTY BOULEVARD

ENGLEWOOD, CO 80112

, 2011

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Legal Department

Re:                               Facilities Sharing Agreement.

Ladies and Gentlemen:

As you are aware, Liberty Media Corporation, a Delaware corporation (“LMC”), and Liberty Splitco, Inc., a Delaware corporation (“Splitco”), have entered into a Reorganization Agreement, dated             , 2011 (the “Reorganization Agreement”), pursuant to which various assets and businesses of LMC and its subsidiaries have been, or will be, transferred to Splitco and its subsidiaries.  Among the assets to be transferred to Splitco is all of the capital stock of Liberty Property Holdings, Inc., a Delaware corporation (“LPH”), which is the owner of 12300 Liberty Boulevard, Englewood, Colorado (the “Premises”).

The Reorganization Agreement contemplates that LMC and Splitco will be separated into two independent public companies (the “Split-Off”) by means of the redemption of all of the issued and outstanding shares of LMC’s Liberty Capital common stock and Liberty Starz common stock, in exchange for shares of a corresponding series of Splitco’s Splitco Capital common stock and Splitco Starz common stock, respectively, on the terms and subject to the conditions set forth in the Reorganization Agreement and the Restated Certificate of Incorporation of LMC.  After the Split-Off, Splitco, through LPH, will own the Premises and will occupy the office facilities in the Premises that are currently occupied by LMC.

In connection with the Split-Off, LMC and Splitco have entered into a Services Agreement, dated             , 2011 (the “Services Agreement”), pursuant to which Splitco will provide to LMC certain services performed by Splitco’s finance, accounting, payroll, treasury, cash management, legal, human resources, employee benefits, investor relations, tax and real estate management departments, as well as such other services as LMC may from time to time request.  The persons who perform these services may be officers, employees or consultants of Splitco (each, an “Employee”), and each Employee will be paid his or her salary, bonus and certain incentive compensation as well as health, retirement and other benefits (collectively, “Employee Compensation”) by Splitco.  In accordance with the Services Agreement, the Employee Compensation for each Employee will be allocated between Splitco and LMC based on an estimate of the relative amount of time such Employee spends on matters for Splitco and

LMC, respectively (the percentage of time spent by an Employee on LMC matters being referred to herein as his or her “Individual LMC Percentage,” and the average percentage of time spent by all Employees on LMC matters being referred to herein as the “LMC Percentage”). The Individual LMC Percentage for each Employee will be determined as set forth in Section 2.1 of the Services Agreement.

LMC desires to continue to occupy and use the office and parking facilities that are currently utilized by it within the Premises (the “Shared Facilities”) following the Split-Off through a sharing arrangement, and Splitco and LPH are amenable to such a sharing arrangement, on the terms and subject to the conditions set forth herein.

Based on the premises and the mutual agreements of the parties, and for other good and valuable consideration the receipt of which is hereby acknowledged, LMC and LPH hereby agree as follows:

Section 1. Use of Facilities. The Shared Facilities consist of 40,115 square feet, in the aggregate, of fully-furnished executive offices, working stations for secretarial and other support staff and common areas, including the main reception area, conference facilities, hallways, stairways, restrooms, kitchenettes, the employee cafeteria, the fitness area and parking facilities (collectively, the “Shared Facilities Space”), located within the Premises known as 12300 Liberty Boulevard, Englewood, CO 80112.

Section 2. Sharing Fee. LMC will pay to LPH a monthly fee (the “Sharing Fee”), by wire or intrabank transfer of funds or in such other manner as may be agreed upon by the parties, in arrears on or before the last day of each calendar month beginning with the first full calendar month following the date of the Split-Off, equal to one-twelfth of the sum of (A) the product of (i) the then-current LMC Percentage multiplied by (ii) the product of the total square footage of space within the Shared Facilities Space and the Square Foot Rate (as defined below), plus (B) the Annual Allocation Expense (as defined below). For this purpose, LMC and LPH agree that, until December 31, 2011, the fair market “fully loaded” rental rate per square foot, including parking facilities, for space comparable to the Shared Facilities in Englewood, Colorado will be $30.00 per square foot (the “Square Foot Rate”). The Square Foot Rate will be automatically increased on the first day of the first month of each calendar year thereafter in an amount equal to the percentage increase in the U.S. Department of Labor Consumer Price Index All Items, All Urban Consumers Denver-Boulder-Greeley (“CPI”) for the same period. The Square Foot Rate will not decrease, notwithstanding any decrease in CPI for the same period. The Square Foot Rate does not include charges for expenses related to the use of the Shared Facilities, including, but not limited to, utilities, security and janitorial services, office equipment rent, office supplies, use of the cafeteria facilities onsite at the Shared Facilities, maintenance and repairs, telephone, satellite, video and information technology (including network maintenance and data storage, computer and telephone support and maintenance, and management and information systems (servers, hardware and related software)) (“Allocations”). With respect to each calendar year during the term of this Agreement, LMC shall reimburse Splitco in an amount (the “Annual Allocation Expense”) equal to the product of (x) the aggregate amount of the estimated Allocations for such year, as determined in good faith by Splitco and notified to LMC prior to the commencement of such calendar year, and (y) the LMC Percentage applicable to such calendar year; provided that, if the LMC Percentage changes during any calendar year, the Annual Allocation Expense applicable to such calendar year shall be appropriately adjusted.

The terms and conditions of this Section 2 will survive the expiration or earlier termination of this Agreement.

Section 3.  Term.

(i)                                     The term of this Agreement will commence on the Split-Off Effective Date (such term as defined in the Services Agreement) and will continue until the third anniversary of the Split-Off Effective Date (the “Term”).  This Agreement is subject to termination prior to the end of the Term in accordance with Section 3(ii).

(ii)                                  This Agreement will be terminated prior to the expiration of the Term in the following events:

•                  at any time upon at least 30 days’ prior written notice by LMC to LPH;

•                  immediately upon written notice (or any time specified in such notice) by LPH to LMC if LMC shall default in the performance of any of its material obligations hereunder and such default shall remain unremedied for a period of 30 days after written notice thereof is given by LPH to LMC;

•                  immediately upon written notice (or at any time specified in such notice) by LPH to LMC if a Change in Control or Bankruptcy Event occurs with respect to LMC; or

•                  immediately upon written notice (or at any time specified in such notice) by LMC to LPH if a Change in Control or Bankruptcy Event occurs with respect to Splitco.

For purposes of this Section 3(ii), a “Change in Control” will be deemed to have occurred with respect to a party if a merger, consolidation, binding share exchange, acquisition, or similar transaction (each, a “Transaction”), or series of related Transactions, involving such party occurs as a result of which the voting power of all voting securities of such party outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving entity) less than 75% of the voting power of such party or the surviving entity of the Transaction outstanding immediately after such Transaction (or if such party or the surviving entity after giving effect to such Transaction is a subsidiary of the issuer of securities in such Transaction, then the voting power of all voting securities of such party outstanding immediately prior to such Transaction represent (by being converted into voting securities of such issuer) less than 75% of the voting power of the issuer outstanding immediately after such Transaction).

For purposes of this Section 3(ii), a “Bankruptcy Event” will be deemed to have occurred with respect to a party upon such party’s insolvency, general assignment for the benefit of creditors, such party’s voluntary commencement of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of such party’s debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such party or for all or any substantial part of such party’s assets (each, a “Bankruptcy Proceeding”), or the involuntary filing against LMC or Splitco, as applicable, of any Bankruptcy Proceeding that is not stayed within 60 days after such filing.

Section 4.   Miscellaneous.

(i)  Entire Agreement; Severability. This Agreement (including the schedules hereto), the Reorganization Agreement, the Services Agreement and the Tax Sharing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to such subject matter. It is the intention of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) will not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision is determined to be invalid or unenforceable either in whole or in part, this Agreement will be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof. If the cost of any service to be provided to LMC under the Services Agreement is included in the Annual Allocation Expense payable hereunder, then the cost of such service shall not also be payable by LMC under the Services Agreement.

(ii)  Notices.  All notices and communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by confirmed facsimile, addressed as follows:

If to LPH:

Liberty Property Holdings, Inc.

c/o Liberty Splitco, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention:  General Counsel

Facsimile:  (720) 875-5401

If to LMC:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention:  General Counsel

Facsimile:  (720) 875-5401

or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing.  All such notices and communications will be deemed to have been given on the date of delivery if sent by facsimile or personal delivery, or the third day after the mailing thereof, except that any notice of a change of address will be deemed to have been given only when actually received.

(iii)  Governing Law; Jurisdiction.  This Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with Section 4(ii) and this Section 4(iii), (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement or the subject matter hereof may not be enforced in or by such courts.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(ii) shall be deemed effective service of process on such party.

(iv)  No Third-Party Rights.  Nothing expressed or referred to in this Agreement is intended or will be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

(v)   Assignment.  This Agreement will inure to the benefit of and be binding on the parties to this Agreement and their respective legal representatives, successors and permitted assigns.  Except as expressly contemplated hereby, this Agreement, and the obligations arising hereunder, may not be assigned by either party to this Agreement, provided, however, that LPH and LMC may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any of their respective wholly-owned Affiliates (as defined in the Services Agreement), but such assignment shall not relieve LPH or LMC, as the assignor, of its obligations hereunder.

(vi)  Amendment. Any amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by both parties hereto.

(vii)  Further Actions.  The parties will execute and deliver all documents, provide all information, and take or forbear from all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

(viii)  Force Majeure.  Neither party will be liable to the other party with respect to any nonperformance or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to any action or claims by any third party, labor dispute, labor strike, weather conditions or any cause beyond a party’s reasonable control.  Each party agrees that it will use all commercially reasonable efforts to continue to perform its obligations under this Agreement, to resume performance of its obligations under this Agreement, and to minimize any delay in performance of its obligations under this Agreement notwithstanding the occurrence of any such event beyond such party’s reasonable control.

If the foregoing meets with your approval, kindly execute below and return a copy to the undersigned.

Very truly yours,

LIBERTY PROPERTY HOLDINGS, INC.

By:
Name:
Title:

Accepted and agreed this            day of                 , 2011:

LIBERTY MEDIA CORPORATION

By:
Name:
Title: